Exhibit 99.1


FOR IMMEDIATE RELEASE

Contacts:
Peter Wiederspan                           Penny Thomas
Director, Finance                          Corporate Communications Manager
(360) 493-6165                             (360) 493-6724
investor_relations@illuminet.com           media_relations@Illuminet.com

        Illuminet Holdings, Inc. Sets Fourth Quarter and Fiscal Year End
                     Financial Results Release Date and Time

OLYMPIA, WASH. - January 17, 2001 - Illuminet Holdings, Inc. (Nasdaq: ILUM), a leading provider of advanced nationwide signaling and intelligent networkservices to telecommunications carriers, announced today that it plans to release the financial results of its fourth quarter and fiscal year end 2000 after the close of regular market trading on Tuesday, January 30, 2001.

The company will host a conference call featuring remarks by Roger Moore, President and Chief Executive Officer, and Dan Weiss, Chief Financial Officer. A live webcast and replay of the call will be available in the Investor Relations section of the Company's website, www.illuminet.com.

ABOUT ILLUMINET

Founded in 1981, Illuminet is a leading provider of advanced nationwide signaling and intelligent network services to the communications industry. Connection to the Illuminet network gives carriers access to the system of signaling networks of nearly the entire U.S. public-switched telecommunications infrastructure through a single source. Illuminet specializes in SS7 network services and intelligent network solutions for services such as calling name delivery, calling card validation, wireless roaming, number portability, network usage measurement, network management, Operations Support System

(OSS) mediation services, clearinghouse services, toll-free database and other specialized database access functions. Illuminet's headquarters are at 4501 Intelco Loop, SE, Lacey, WA 98503; 360/493-6000; www.illuminet.com.

EDITOR'S NOTE: Illuminet is a registered service mark with the United States Patent and Trademark Office.

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